Vistra Reports Third Quarter 2026 Results

Earnings Release Highlights
•GAAP third quarter 2026 Net Income of $1,140 million, including an unrealized gain from hedges expected to settle in future years of $559 million.
•Achieved more than 50% growth in Ongoing Operations Adjusted EBITDA1 to $2,378 million for the quarter compared to third quarter 2025.
•Raised the midpoint and narrowed the range for 2026 Ongoing Operations Adjusted EBITDA1 to $7.1 billion to $7.5 billion and Ongoing Operations Adjusted FCFbG1 to $4.3 billion to $4.7 billion.
•Initiated 2027 Ongoing Operations Adjusted EBITDA1 and Ongoing Operations Adjusted FCFbG1 guidance ranges of $7.7 billion to $8.5 billion and $4.3 billion to $5.1 billion, respectively.
•Board authorized an additional $1.5 billion of share repurchases, which is expected to be utilized by year-end 2028.
•In October 2026, closed the acquisition of Cogentrix Energy, consisting of approximately 5,500 MW of natural gas-fueled generation capacity.
•Commenced operations of our 405 MW Pulaski Solar Facility in Illinois, under a power purchase agreement with Microsoft, and our 100 MW Deer Creek Solar & Energy Storage Facility in California.
•Announced a 20-year 207 MW power purchase agreement with New Era Energy and Digital at our Odessa combined cycle gas plant in Texas.
IRVING, Texas — Nov. 6, 2026 — Vistra Corp. (NYSE: VST) today reported its third quarter 2026 financial results and other highlights.

"I am proud of the results the Vistra team delivered this quarter, " said Jim Burke, president and CEO of Vistra. "Through one of the hottest calendar third quarters on record, our generation team kept the fleet running safely and reliably while our retail team delivered for our customers. At the same time, our people moved forward a significant amount of commercial and development work. I want to thank each one of our team members for their hard work and dedication - it's what truly sets Vistra apart."

"That effort shows in our results, with Ongoing Operations Adjusted EBITDA up more than 50% year over year. This summer brought record weather across our markets, including the new all-time peak demand records in July in both ERCOT and PJM. Through that period, our fleet achieved commercial availability of nearly 95%. Our disciplined approach to spring maintenance paid off when our customers and communities needed reliable power most. With the Cogentrix acquisition now closed, we've added approximately 5,500 MW of new natural gas-fueled generation to our portfolio, and we continue to be well positioned for the growing demand ahead."

Vistra – Press Release
Nov. 6, 2026, Page 2

Burke concluded, "We also made significant progress on our growth strategy this quarter. We began commercial operations at our Pulaski and Deer Creek facilities, and signed a 20-year agreement with New Era at our Odessa plant. As the power landscape evolves, we continue to see more of these opportunities. Our team remains focused on delivering safe, reliable, and affordable electricity to our customers, and we look forward to finishing the year strong."

Summary of Financial Results for the Three and Nine Months Ended September 30, 2026 and 2025
(Unaudited) (Millions of Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$1,140	$652	$2,474	$711
Ongoing Operations Adjusted EBITDA	$2,378	$1,581	$5,639	$4,170

Adjusted EBITDA by Segment
Retail	$98	$37	$939	$977
Texas	$1,227	$784	$2,124	$1,416
East	$979	$719	$2,422	$1,651
West	$76	$63	$200	$174
Corporate and Other	$(2)	$(22)	$(46)	$(48)
Asset Closure	$(18)	$(17)	$(60)	$(58)

For the quarter ended September 30, 2026, Vistra reported Net Income of $1,140 million and Ongoing Operations Adjusted EBITDA1 of $2,378 million. Net Income for the third quarter 2026 increased $488 million compared to the third quarter 2025, driven primarily by higher EBITDA and an increase in unrealized mark-to-market gains of $375 million on derivative positions, partly offset by higher depreciation and amortization expense driven primarily by three months' contribution from the plants acquired from Lotus, the partial impairment of the Moss Landing 350 facility, and higher taxes. Ongoing Operations Adjusted EBITDA for the third quarter 2026 increased by $797 million compared to the third quarter 2025, driven primarily by higher realized energy and capacity prices, three months' contribution from the plants acquired from Lotus, and the return of Martin Lake Unit 1 to operational status.

Guidance

($ in millions)	Narrowed 2026 Guidance Ranges	Initiated 2027 Guidance Ranges
Ongoing Operations Adjusted EBITDA	$7,100 - $7,500	$7,700 - $8,500
Ongoing Operations Adjusted FCFbG	$4,300 - $4,700	$4,300 - $5,100

As of Oct. 30, 2026, Vistra had hedged approximately 100% of its expected generation volumes for 2026, approximately 98% for 2027, and approximately 78% for 2028.

Vistra – Press Release
Nov. 6, 2026, Page 3

Share Repurchase Program

As of Nov. 2, 2026:
•Vistra executed ~$6.7 billion in share repurchases since November 2021.
•Vistra had ~339 million shares outstanding, representing a ~30% reduction of the amount of the shares outstanding on Nov. 2, 2021.
•Vistra’s Board of Directors authorized an additional $1.5 billion of share repurchases. Accordingly, ~$2.5 billion of share repurchase authorization remains available, which we expect to complete no later than year-end 2028.

Liquidity
As of September 30, 2026, Vistra had total available liquidity of approximately $8,923 million, including cash and cash equivalents of $2,743 million, $4,714 million of availability under its corporate revolving credit facility, and $1,466 million of availability under its commodity-linked revolving credit facility. Available capacity under the commodity-linked revolving credit facility reflects the borrowing base of $1,466 million and excludes $284 million of commitments under the facility that were not available to be drawn as of September 30, 2026. Total available liquidity at such date excluded $1,375 million of capacity under Vistra's accounts receivable financing facilities.

In October and November 2026, Vistra redeemed all $1 billion of its Series A Preferred Stock, paid approximately $2.2 billion in cash as part of its acquisition of Cogentrix Energy, borrowed the full capacity under its accounts receivable financing facilities, and repaid approximately $1.7 billion of debt assumed in the acquisition of Cogentrix Energy, reducing available liquidity to approximately $5.4 billion on a pro forma basis.

Vistra – Press Release
Nov. 6, 2026, Page 4

Earnings Webcast

Vistra will host a webcast today, Nov. 6, 2026, beginning at 10 a.m. ET (9 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can register here in advance to access the webcast. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, that provides essential resources to customers, businesses, and communities from California to Maine. Vistra is a leader in transforming the energy landscape, with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business. Learn more at https://www.vistracorp.com.

Media
Meranda Cohn
214-875-8004
Media.Relations@vistracorp.com

Analysts
Eric Micek
214-812-0046
Investor@vistracorp.com

1 Ongoing Operations excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

Vistra – Press Release
Nov. 6, 2026, Page 5

About Non-GAAP Financial Measures and Items Affecting Comparability

"Adjusted EBITDA" (EBITDA as adjusted for unrealized gains or losses from hedging activities, transition and merger expenses, non-cash compensation expenses, nuclear decommissioning trust income, asset retirement obligation expenses, and certain other items described from time to time in Vistra’s earnings releases), "Adjusted Free Cash Flow before Growth" (or "Adjusted FCFbG") (cash from operating activities excluding changes in margin deposits and working capital and adjusted for maintenance capital expenditures, other net investment activities, and other items described from time to time in Vistra’s earnings releases), "Ongoing Operations Adjusted EBITDA" (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), and "Ongoing Operations Adjusted Free Cash Flow before Growth" or "Ongoing Operations Adjusted FCFbG" (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are "non-GAAP financial measures." A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and believes that analysis of capital available to allocate for debt service, growth, and return of capital to stockholders is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Cautionary Note Regarding Forward-Looking Statements
The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. ("Vistra") operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, financial condition and cash flows, projected synergy, net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations, including potential transactions with large load facilities at our nuclear and natural gas plants (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: "intends," "plans," "will likely," "unlikely," "believe," "confident," "expect," "seek," "anticipate," "estimate," "continue," "will," "shall," "should," "could," "may," "might," "predict," "project," "forecast," "target," "potential," "goal," "objective," "guidance," "on track" and "outlook"), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses, including our ability to integrate Cogentrix Energy; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled "Risk Factors" and "Forward-Looking Statements" in Vistra’s annual report on Form 10-K for the year ended December 31, 2025 and subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release
Nov. 6, 2026, Page 6

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Millions of Dollars)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating revenues	$6,347	$4,971	$16,004	$13,154
Fuel, purchased power costs, and delivery fees	(2,530)	(2,370)	(6,834)	(6,791)
Operating costs	(683)	(655)	(2,236)	(2,081)
Depreciation and amortization	(711)	(460)	(1,640)	(1,523)
Selling, general, and administrative expenses	(448)	(444)	(1,267)	(1,254)
Impairment of long-lived assets	(269)	(5)	(269)	(73)
Operating income	1,706	1,037	3,758	1,432
Other income, net	44	105	206	291
Interest expense and related charges	(254)	(286)	(829)	(908)
Net income before income taxes	1,496	856	3,135	815
Income tax expense	(356)	(204)	(661)	(104)
Net income attributable to Vistra	$1,140	$652	$2,474	$711
Cumulative dividends attributable to preferred stock	(48)	(48)	(144)	(144)
Net income attributable to Vistra common stock	$1,092	$604	$2,330	$567

Vistra – Press Release
Nov. 6, 2026, Page 7

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Millions of Dollars)
	Nine Months Ended September 30,
	2026	2025
Cash flows — operating activities:
Net income	$2,474	$711
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	2,338	2,225
Deferred income tax expense, net	589	68
Impairment of long-lived and other assets	269	73
Unrealized net (gain) loss from mark-to-market valuations of commodities	(810)	367
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	(31)	84
Unrealized net (gain) loss from nuclear decommissioning trusts	58	(164)
Asset retirement obligation accretion expense	96	100
Bad debt expense	164	152
Stock-based compensation expense	96	82
Involuntary conversion gain	(102)	(80)
Other, net	16	36
Changes in operating assets and liabilities:
Margin deposits, net	(184)	(361)
Accrued interest	176	32
Accrued taxes other than income	(37)	(19)
Accrued employee incentive	(52)	(106)
Other operating assets and liabilities	(730)	(562)
Cash provided by operating activities	4,330	2,638
Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(2,319)	(1,916)
Lotus acquisition purchase price adjustment	6	—
Proceeds from sales of nuclear decommissioning trust fund securities	4,370	4,120
Investments in nuclear decommissioning trust fund securities	(4,371)	(4,138)
Proceeds from sales of environmental allowances	153	57
Purchases of environmental allowances	(251)	(511)
Insurance proceeds for recovery of damaged property, plant, and equipment	246	198
Proceeds from sales of property, plant, and equipment, including nuclear fuel	55	21
Other, net	88	7
Cash used in investing activities	(2,023)	(2,162)

Vistra – Press Release
Nov. 6, 2026, Page 8

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Millions of Dollars)
	Nine Months Ended September 30,
	2026	2025
Cash flows — financing activities:
Issuances of debt	7,985	424
Repayments/repurchases of debt	(3,862)	(764)
Net borrowings (repayments) under accounts receivable financing	(1,225)	475
Borrowings under Revolving Credit Facility	400	150
Repayments under Revolving Credit Facility	(780)	(150)
Borrowings under Commodity-Linked Facility	—	987
Repayments under Commodity-Linked Facility	(1,420)	(987)
Debt issuance costs	(94)	(2)
Stock repurchases	(917)	(776)
Dividends paid to common stockholders	(231)	(229)
Dividends paid to preferred stockholders	(117)	(117)
Tax withholding on stock-based compensation	(73)	(51)
Principal payment on forward repurchase obligation	(19)	(41)
Other, net	—	21
Cash used in financing activities	(353)	(1,060)
Net change in cash, cash equivalents and restricted cash (current and noncurrent)	1,954	(584)
Cash, cash equivalents and restricted cash (current and noncurrent) — beginning balance	822	1,222
Cash, cash equivalents and restricted cash (current and noncurrent) — ending balance	$2,776	$638

Vistra – Press Release
Nov. 6, 2026, Page 9

VISTRA CORP.
NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2026
(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$137	$1,863	$120	$(237)	$(728)	$1,155	$(15)	$1,140
Income tax expense	—	—	—	—	356	356	—	356
Interest expense and related charges (a)	4	(9)	(23)	(3)	284	253	1	254
Depreciation and amortization (b)	11	234	534	14	47	840	(5)	835
EBITDA before Adjustments	152	2,088	631	(226)	(41)	2,604	(19)	2,585
Unrealized net (gain) loss resulting from commodity hedging transactions	(65)	(818)	293	31	—	(559)	—	(559)
Purchase accounting impacts	5	—	(4)	—	—	1	—	1
Non-cash compensation expenses	—	—	—	—	35	35	—	35
Transition and merger expenses	—	1	3	—	22	26	—	26
Impairment of long-lived assets	—	—	—	269	—	269	—	269
Insurance income (c)	—	(54)	—	—	—	(54)	(11)	(65)
Decommissioning-related activities (d)	—	5	47	(2)	—	50	10	60
Other, net	6	5	9	4	(18)	6	2	8
Adjusted EBITDA	$98	$1,227	$979	$76	$(2)	$2,378	$(18)	$2,360
___________
(a)Corporate and Other includes $24 million of unrealized mark-to-market net gains on interest rate swaps.
(b)Includes nuclear fuel amortization of $36 million and $89 million, respectively, in the Texas and East segments.
(c)Includes involuntary conversion gain recognized from Martin Lake Incident property damage insurance in the Texas segment.
(d)Includes NDT (income) loss of the PJM nuclear facilities, ARO and environmental remediation expenses, and other expenses associated with the Moss Landing Incident.

Vistra – Press Release
Nov. 6, 2026, Page 10

VISTRA CORP.
NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2026
(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(103)	$4,546	$130	$(175)	$(1,773)	$2,625	$(151)	$2,474
Income tax expense	—	—	—	—	661	661	—	661
Interest expense and related charges (a)	27	(33)	(69)	(10)	912	827	2	829
Depreciation and amortization (b)	31	658	1,191	42	83	2,005	1	2,006
EBITDA before Adjustments	(45)	5,171	1,252	(143)	(117)	6,118	(148)	5,970
Unrealized net (gain) loss resulting from commodity hedging transactions	961	(2,986)	1,147	68	—	(810)	—	(810)
Purchase accounting impacts	6	—	(19)	—	(13)	(26)	—	(26)
Non-cash compensation expenses	—	—	—	—	102	102	—	102
Transition and merger expenses	—	1	5	—	46	52	—	52
Impairment of long-lived assets	—	—	—	269	—	269	—	269
Insurance income (c)	—	(102)	—	—	—	(102)	(17)	(119)
Decommissioning-related activities (d)	—	13	12	(1)	—	24	102	126
Other, net	17	27	25	7	(64)	12	3	15
Adjusted EBITDA	$939	$2,124	$2,422	$200	$(46)	$5,639	$(60)	$5,579
___________
(a)Corporate and Other includes $31 million of unrealized mark-to-market net gains on interest rate swaps.
(b)Includes nuclear fuel amortization of $102 million and $265 million, respectively, in the Texas and East segments.
(c)Includes involuntary conversion gain recognized from Martin Lake Incident property damage insurance in the Texas segment and revenues from Moss Landing Incident business interruption proceeds in the Asset Closure segment.
(d)Includes NDT (income) loss of the PJM nuclear facilities, ARO and environmental remediation expenses, and other expenses associated with the Moss Landing Incident.

Vistra – Press Release
Nov. 6, 2026, Page 11

VISTRA CORP.
NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025
(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(40)	$823	$354	$105	$(564)	$678	$(26)	$652
Income tax expense	—	—	—	—	204	204	—	204
Interest expense and related charges (a)	18	(9)	(16)	(2)	294	285	1	286
Depreciation and amortization (b)	23	195	338	14	18	588	—	588
EBITDA before Adjustments	1	1,009	676	117	(48)	1,755	(25)	1,730
Unrealized net (gain) loss resulting from commodity hedging transactions	20	(239)	93	(57)	—	(183)	(1)	(184)
Purchase accounting impacts	8	1	8	—	—	17	—	17
Non-cash compensation expenses	—	—	—	—	36	36	—	36
Transition and merger expenses	3	—	3	—	16	22	—	22
Impairment of long-lived assets	—	—	5	—	—	5	—	5
Decommissioning-related activities (c)	—	5	(74)	1	—	(68)	6	(62)
ERP system implementation expenses	—	—	1	—	—	1	—	1
Other, net	5	8	7	2	(26)	(4)	3	(1)
Adjusted EBITDA	$37	$784	$719	$63	$(22)	$1,581	$(17)	$1,564
___________
(a)Corporate and Other includes $10 million of unrealized mark-to-market net losses on interest rate swaps.
(b)Includes nuclear fuel amortization of $35 million and $94 million, respectively, in the Texas and East segments.
(c)Includes NDT (income) loss of the PJM nuclear facilities, ARO and environmental remediation expenses, and other expenses associated with the Moss Landing Incident.

Vistra – Press Release
Nov. 6, 2026, Page 12

VISTRA CORP.
NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025
(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$969	$966	$(16)	$132	$(1,203)	$848	$(137)	$711
Income tax expense	—	—	1	—	103	104	—	104
Interest expense and related charges (a)	53	(41)	(36)	(4)	933	905	3	908
Depreciation and amortization (b)	70	573	1,146	45	57	1,891	(2)	1,889
EBITDA before Adjustments	1,092	1,498	1,095	173	(110)	3,748	(136)	3,612
Unrealized net (gain) loss resulting from commodity hedging transactions	(136)	(109)	621	(7)	—	369	(2)	367
Purchase accounting impacts	16	1	31	—	—	48	—	48
Non-cash compensation expenses	—	—	—	—	82	82	—	82
Transition and merger expenses	8	—	4	—	50	62	—	62
Impairment of long-lived assets	—	68	5	—	—	73	—	73
Insurance income (c)	—	(80)	—	—	—	(80)	(21)	(101)
Decommissioning-related activities (d)	—	14	(120)	1	—	(105)	95	(10)
ERP system implementation expenses	3	3	4	—	—	10	1	11
Other, net (e)	(6)	21	11	7	(70)	(37)	5	(32)
Adjusted EBITDA	$977	$1,416	$1,651	$174	$(48)	$4,170	$(58)	$4,112
___________
(a)Corporate and Other includes $84 million of unrealized mark-to-market net losses on interest rate swaps.
(b)Includes nuclear fuel amortization of $96 million and $270 million, respectively, in the Texas and East segments.
(c)Includes involuntary conversion gain recognized from Martin Lake Incident property damage insurance in the Texas segment and revenues from Moss Landing Incident business interruption proceeds in the Asset Closure segment.
(d)Includes NDT (income) loss of the PJM nuclear facilities, ARO and environmental remediation expenses, and other expenses associated with the Moss Landing Incident.
(e)Includes the final application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri in the Retail segment.

Vistra – Press Release
Nov. 6, 2026, Page 13

VISTRA CORP.
NON-GAAP RECONCILIATIONS - 2026 GUIDANCE1
(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$4,140	$4,460	$(170)	$(170)	$3,970	$4,290
Income tax expense	1,040	1,120	—	—	1,040	1,120
Interest expense and related charges (a)	1,220	1,220	—	—	1,220	1,220
Depreciation and amortization (b)	2,190	2,190	—	—	2,190	2,190
EBITDA before Adjustments	$8,590	$8,990	$(170)	$(170)	$8,420	$8,820
Unrealized net (gain) loss resulting from hedging transactions	(1,956)	(1,956)	—	—	(1,956)	(1,956)
Fresh start/purchase accounting impacts	45	45	—	—	45	45
Non-cash compensation expenses	162	162	—	—	162	162
Transition and merger expenses	185	185	—	—	185	185
Decommissioning-related activities (c)	117	117	86	86	203	203
ERP system implementation expenses & other transformational initiatives	17	17	—	—	17	17
Other, net	(60)	(60)	4	4	(56)	(56)
Adjusted EBITDA guidance	$7,100	$7,500	$(80)	$(80)	$7,020	$7,420
___________
1 Regulation G Table for 2026 Guidance prepared as of Nov. 6, 2026, based on market curves as of Nov. 2, 2026.
(a)Includes $37 million interest related to noncontrolling interest repurchase.
(b)Includes nuclear fuel amortization of $416 million.
(c)Includes NDT (income) loss of the PJM nuclear facilities, ARO and environmental remediation expenses, and other expenses associated with the Moss Landing Incident.

Vistra – Press Release
Nov. 6, 2026, Page 14

VISTRA CORP.
NON-GAAP RECONCILIATIONS - 2026 GUIDANCE1
(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Adjusted EBITDA guidance	$7,100	$7,500	$(80)	$(80)	$7,020	$7,420
Interest paid, net	(1,091)	(1,091)	—	—	(1,091)	(1,091)
Tax (paid) / received	(57)	(57)	—	—	(57)	(57)
Working capital, margin deposits, and accrued environmental allowances	182	182	(18)	(18)	164	164
Reclamation and remediation	(59)	(59)	(44)	(44)	(103)	(103)
ERP system implementation expenditures	(22)	(22)	—	—	(22)	(22)
Other changes in other operating assets and liabilities	(145)	(145)	(46)	(46)	(191)	(191)
Cash provided by operating activities	$5,908	$6,308	$(188)	$(188)	$5,720	$6,120
Capital expenditures including nuclear fuel purchases and LTSA prepayments (a)	(1,711)	(1,711)	—	—	(1,711)	(1,711)
Other net investing activities	(9)	(9)	—	—	(9)	(9)
Working capital, margin deposits, and accrued environmental allowances	(182)	(182)	18	18	(164)	(164)
Transition and merger expenditures	207	207	—	—	207	207
Interest on noncontrolling interest repurchase obligation	60	60	—	—	60	60
ERP implementation expenditures	22	22	—	—	22	22
Other, net	5	5	—	—	5	5
Adjusted free cash flow before growth guidance	$4,300	$4,700	$(170)	$(170)	$4,130	$4,530
___________
1 Regulation G Table 2026 Guidance prepared as of Nov. 6, 2026, based on market curves as of Nov. 2, 2026.
(a)Includes property damage insurance proceeds of approximately $100 million from 2024 Martin Lake event.

Vistra – Press Release
Nov. 6, 2026, Page 15

VISTRA CORP.
NON-GAAP RECONCILIATIONS - 2027 GUIDANCE1
(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$3,470	$4,100	$(110)	$(110)	$3,360	$3,990
Income tax expense	890	1,060	—	—	890	1,060
Interest expense and related charges	1,430	1,430	—	—	1,430	1,430
Depreciation and amortization (a)	2,130	2,130	—	—	2,130	2,130
EBITDA before Adjustments	$7,920	$8,720	$(110)	$(110)	$7,810	$8,610
Unrealized net (gain) loss resulting from hedging transactions	(476)	(476)	—	—	(476)	(476)
Fresh start/purchase accounting impacts	73	73	—	—	73	73
Non-cash compensation expenses	155	155	—	—	155	155
Transition and merger expenses	32	32	6	6	38	38
Decommissioning-related activities (b)	77	77	25	25	102	102
Other, net	(81)	(81)	4	4	(77)	(77)
Adjusted EBITDA guidance	$7,700	$8,500	$(75)	$(75)	$7,625	$8,425
___________
1 Regulation G Table for 2027 Guidance prepared as of Nov. 6, 2026, based on market curves as of Nov. 2, 2026.
(a)Includes nuclear fuel amortization of $404 million.
(b)Includes NDT (income) loss of the PJM nuclear facilities, ARO and environmental remediation expenses, and other expenses associated with the Moss Landing Incident.

Vistra – Press Release
Nov. 6, 2026, Page 16

VISTRA CORP.
NON-GAAP RECONCILIATIONS - 2027 GUIDANCE1
(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Adjusted EBITDA guidance	$7,700	$8,500	$(75)	$(75)	$7,625	$8,425
Interest paid, net	(1,353)	(1,353)	—	—	(1,353)	(1,353)
Tax (paid) / received	(117)	(117)	—	—	(117)	(117)
Working capital, margin deposits, and accrued environmental allowances	704	704	—	—	704	704
Reclamation and remediation	(106)	(106)	(111)	(111)	(217)	(217)
Other changes in other operating assets and liabilities	(100)	(100)	(90)	(90)	(190)	(190)
Cash provided by operating activities	$6,728	$7,528	$(276)	$(276)	$6,452	$7,252
Capital expenditures including nuclear fuel purchases and LTSA prepayments (a)	(1,750)	(1,750)	—	—	(1,750)	(1,750)
Other net investing activities	(20)	(20)	10	10	(10)	(10)
Working capital, margin deposits, and accrued environmental allowances	(704)	(704)	—	—	(704)	(704)
Transition and merger expenditures	30	30	—	—	30	30
Other, net	16	16	41	41	57	57
Adjusted free cash flow before growth guidance	$4,300	$5,100	$(225)	$(225)	$4,075	$4,875
____________
1 Regulation G Table 2027 Guidance prepared as of Nov. 6, 2026, based on market curves as of Nov. 2, 2026.
(a)Includes expected property damage insurance proceeds of approximately $74 million from 2024 Martin Lake event.